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                                                                   Exhibit 23.3


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 8, 1997 (except for Note C, as to which the date is August 31, 1997), accompanying the consolidated financial statements of Techmatics, Inc., contained in the registration statement. We consent to the use of the aforementioned report in the registration statement and to the use of our name as it appears under the caption "Experts."



                                                 Grant Thornton LLP

Vienna, Virginia
August 6, 1999